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                                  AGREEMENT

              This agreement entered into by and between R. Frank Unger, Trustee of Sagamore National Corporation, Indiana HiRail Corporation ("IHR") (hereinafter referred to as "Trustee") and the undersigned (hereinafter referred to as "Buyer").

                                   Recitals

              1. On December 9, 1995, IHR filed its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") commencing case no. IP94-8502-RLB-11 (the "Chapter 11 Case") in the United States Bankruptcy court for the Southern District of Indiana (the "Court"). This cause was substantively consolidated with the bankruptcy petition of Sagamore National Corporation ("Sagamore") on December 19, 1994.

              2. On January 6, 1995, the United States Trustee appointed R. Franklin Unger as the Trustee of IHR and Sagamore pursuant to Section 1163 of the Bankruptcy Code.

              3. The Trustee desires to sell and Buyer desires to purchase all of the property rights and operating authority including all rail, ties, fastenings, bolts, metallics, and ballast, and the underlying real estate or rights of way, that constitutes approximately 40.4 route miles of tracks of IHR between Browns, Illinois to Evansville, Indiana.


                                  ARTICLE I

                          ASSETS PURCHASED AND SOLD

              1.01 The assets to be sold are the Real Estate, Rights-of-way, and Improvements that constitute approximately 40.4 route miles of track, ties and other track material (OTM), located between Browns, Illinois and Evansville, Indiana, including the Harwood Yard North, all Trackage Rights, Operating Authorities, and all Leases, Licenses, Commercial Contracts and Operating Agreements as more particularly described in Exhibits "A" and "B" (collectively referred to as the "Sale Assets").

              1.02 Notwithstanding the provisions of Section 1.01, the Trustee shall not sell, convey, or transfer to Buyer and Buyer shall not purchase or acquire from the Trustee any of Trustee's rights or interest to any other property not described above, including any interest in the real estate or the right-of-way of IHR, cash, rolling stock, locomotives, equipment, books, records, office equipment, computer equipment, accounts receivable, or choses in action.

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              1.03     The Sale Assets shall be sold as is, where is, without
recourse in any event to the Trustee or IHR.   Except as otherwise expressly
set forth in paragraph 5.01 of this Agreement, the Trustee expressly disclaims all representations, warranties, and promises of every type, nature, or description, whether written or expressed or implied, relating to (A) the physical, structural, or environmental condition of the Sale Assets, (B) the presence or absence of any hazardous materials or other contaminants on, under, or about the IHR right-of-way, (C) the feasibility or desirability of the purchase of the Sale Assets, (D) the projected income from the operations on the Sale Assets, and (E) any other representation whatsoever with respect to the Sale Assets, express or implied, including without limitation, representations, warranties, or promises respecting quality, weight, character, condition, fitness for the purpose or use intended by Buyer, habitability or the suitability or sufficiency of the Sale Assets for Buyer or any intended business to be conducted by Buyer. Buyer acknowledges that it has inspected the Sale Assets and performed its own due diligence and is relying exclusively upon its own inspection and due diligence in entering into
this agreement.   Buyer hereby acknowledges that it has not relied upon any
representation, warranty, or promise not set forth in this agreement. Notwithstanding the foregoing, the Trustee warrants delivery of good and merchantable title to the Sale Assets free and clear of any and all liens, claims, and encumbrances upon payment of the purchase price required by this agreement.

                                  ARTICLE II

                         PURCHASE PRICE; REAL ESTATE


         2.01      Buyer will pay a total of $1,010,000.00 in cash for the Sale
Assets.

         2.02 At a closing (the "Closing") promptly following the latter to occur of the consent of the United States Department of Transportation, Surface Transportation Board ("STB") or the entry of an order from the Court approving the sale, Buyer will pay the full purchase price. Buyer will deposit $101,000 upon execution of this agreement, which deposit is hereby acknowledged by Seller, and such deposit is nonrefundable unless the Trustee is unable to convey the Seller's interests as described herein due to the inability of the Trustee to obtain Court or regulatory approvals except as provided in paragraph 5.01 of this agreement.


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                                 ARTICLE III

                         REPRESENTATIONS, WARRANTIES,
                            AND INDEMNITY OF BUYER


         3.01 Buyer acknowledges that Buyer is not an agent, employee, partner, or joint venturer of the Trustee, and Buyer has exclusive direction and control over all of its respective employees concerning the manner in which Buyer operates the railroad lines. Buyer assumes full responsibility and hereby agrees to indemnify and hold harmless the Trustee and their agents, officers, and employees from the payment of local, state, and federal taxes or contributions for or an account of Buyer's employees including, without limitation, such taxes or contributions for payroll, unemployment insurance, social security, old age pensions, workers' compensation, or any related protection with respect to Buyer's employees. Buyer hereby agrees to comply with applicable rules and regulations promulgated under all such laws.

         3.02 Buyer hereby indemnifies and holds harmless the Trustee and IHR and their agents, officers, and employees from any and all loss, damage, cost, expense (including attorneys' fees), action or claims for personal injury (including death) or damage to property arising out of or in connection with the operations of the Property from and after the sale and closing of the proposed transaction.

         3.03    The Trustee and IHR hereby indemnifies and holds harmless
Buyer and its agents, officers, and employees from any and all loss, damage, cost, expense (including attorneys' fees), action, or claims for personal injury (including death) or damage to property arising out of or in connection with the operations of the Property prior to the sale and closing of the proposed transaction.

                                  ARTICLE IV
                       COURT AND GOVERNMENTAL APPROVAL

         4.01 The rights and obligations of the parties under this Agreement shall be contingent upon the following: (a) the consent of the STB to the sale of the Sale Assets; and (b) the entry by the Court, after notice and hearing in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and any local bankruptcy rule, of an order pursuant to Section 363(b) and (f) of the Code approving the terms of the Agreement and authorizing the Trustee to execute an deliver this Agreement and to execute a bill of sale, and appropriate deed and assignments with


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regard to the property to consummate the sale by the Trustee to Buyer.  The
Trustee shall diligently seek the consent of the STB and the entry of the Court Order.


                                  ARTICLE V

                         BUYER'S REMEDY AND TRUSTEE'S
                          COMMITMENT TO ASSIST BUYER


         5.01 If the Trustee is unable to convey good and merchantable title, free and clear of all liens, claims, and encumbrances, to all of the Sale Assets within a reasonable time or if the Trustee is unable to deliver to Buyer interchange rights with each existing carrier within a reasonable time or if there has been a material change in the assets being acquired or in the Trustee's operation, this offer shall be void at the option of Buyer and Buyer will be entitled to a return of the deposit. Notwithstanding the foregoing, the Trustee agrees to defend (with counsel reasonably satisfactory to Buyer), indemnify, and hold harmless Buyer, its officers, directors, employees, and agents from any and all liabilities, claims, suits, costs, and expenses arising out of the breach of the warranty of title to the Sale Assets contained in the last sentence of paragraph 1.03 of the Agreement, such indemnity and defense not to exceed the amount of the Purchase Price.

         5.02 Trustee shall take all reasonable actions to assist and facilitate Buyer's purchase of the Sale Assets (including causing all rail cars or other impediments created by third parties to be removed from the Sale Assets).



                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS


         6.01 This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the conflict of law principles thereof.

         6.02 This Agreement may be amended, modified, or supplemented only in writing with approval of the Court.

         6.03 This Agreement sets forth the entire agreement and understanding of the parties and supersedes any and all prior agreements, arrangements, and understanding among the parties hereto as to the subject matter hereof.

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         6.04  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except as may be required under applicable law, this Agreement cannot be assigned by Buyer without the prior written consent of the Trustee.

         6.05 The provisions of this Agreement are severable. As such, the invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any clause or provision of this Agreement is determined to be illegal, invalid, or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, such clause or provision shall be ineffective, but the remaining provisions of this Agreement will not be affected and shall be construed in the broadest manner to effectuate the purpose of this Agreement. Further, the Parties agree to replace any void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business, and other purposes of the void or enforceable provision.



Date:    6/7/96             /s/ R. Franklin Unger
         ------             --------------------------
                            R. Franklin Unger, Trustee


Date:    6/3/96             BUYER
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                            RAILAMERICA, INC.


                         by /s/ Robert C. Parker
                            ----------------------------
                            Its: Manager Operations Analysis



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